Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 15, 2013, by and among AW SOLUTIONS, INC., a Florida corporation (“AW Solutions”), AW SOLUTIONS PUERTO RICO, LLC, a Puerto Rico limited liability company (“AWPR,” and collectively with AW Solutions, the “Grantors”), KEITH W. HAYTER (“Hayter”), BOBBY A. VARMA (“Varma”), JAMES PARTRIDGE (“Partridge”), EMMANUEL POULIN (“Poulin”), JEFFREY DUBAY (“DuBay”) (each of Hayter, Varma, Partridge, Poulin and DuBay, a “Seller,” and collectively, the “Sellers”).

WHEREAS, it is a condition precedent to the Sellers accepting the Promissory Notes from Intercloud Systems, Inc., a Delaware corporation (“Buyer”), as part of the consideration payable by Buyer to the Sellers for the purchase by Buyer from the Sellers of all of the equity interests in AW Solutions and AWPR pursuant to the terms of that certain Purchase Agreement, dated as of April 3, 2013, by and among Buyer, the Sellers and the Grantors, as amended (the “Purchase Agreement”), that the Grantors execute and deliver to the Agent (as defined below) a security agreement in substantially the form hereof; and

WHEREAS, the Grantors wish to grant a security interest in favor of the Agent as herein provided.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. “Obligations” means all liabilities and obligations of the Grantor to the Secured Parties arising under or in connection with this Agreement, the Purchase Agreement or under any Promissory Note issued to any Seller pursuant to the terms of the Purchase Agreement.  “Person” means any natural person, corporation, partnership, joint venture, association, trust or unincorporated organization or any other judicial entity, or a nation, state, government entity or any agency or political subdivision thereof.  All terms defined in the Uniform Commercial Code of the State of New York and used herein shall have the same definitions herein as specified therein.  Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.             Appointment of Agent.  By their execution hereof, each of the Sellers hereby designates and appoints Keith W. Hayter or in his absence Bobby A. Varma (the “Agent”) as such Seller’s agent and attorney-in-fact irrevocably and with power of substitution, with the same power and authority with respect to this Agreement as is granted to the Agent pursuant to Section 2.5 of the Purchase Agreement and to act as the secured party with respect to the Collateral pursuant to the terms hereof.

3.             Grant of Security Interest.  The Grantors hereby unconditionally grant to the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and pledge and assign to the Agent the Accounts Receivable of the Grantors as of the Closing Date (the “Collateral”).  The security interest in the Collateral granted under this Agreement is and shall be subordinate and junior in right to any liens and security interests of the Holders of Senior Debt in the Collateral.  “Holders of Senior Debt” means any bank, financial institution or other lender that holds indebtedness for borrowed money of Buyer and/or the Grantors, whether now existing or hereafter incurred.

4.             Authorization to File Financing Statements.  The Grantors hereby irrevocably authorize the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto with respect to the Collateral.

5.             Further Assurances.  The Grantors further agree, upon the request of the Agent and at the Agent’s option, to take any and all other actions as the Agent may reasonably determine to be necessary for the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in any and all of the Collateral.

6.             Events of Default.

6.1.         Each of the following shall constitute an event of default hereunder (each, an “Event of Default”): (i) the failure of Buyer to pay when due any amounts due and payable under the Promissory Notes (whether by demand, acceleration or otherwise) and such failure has continued for five (5) Business Days following notice thereof from the Agent; (ii) the filing by Buyer of a petition in bankruptcy, whether voluntary or involuntary; (iii) an assignment by Buyer for the benefit of creditors; and (iv) any security interest provided for herein ceasing to be a valid and perfected security interest in any material portion of the Collateral.

6.2.         Upon the occurrence and during the continuance of an Event of Default, the Agent shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Agent or the Sellers may have under this Agreement or the Promissory Notes and under applicable law or in equity, all of their rights and remedies as secured parties, and in addition the following rights and remedies, all of which may be exercised with or without prior written notice to the Grantors:

6.2.1.           to enforce payment and prosecute any action or proceeding with respect to any and all of the Collateral and take or bring, in its own name or in the name of the Grantors, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to effect collection of or to realize upon the Collateral;

6.2.2.           to endorse, in the name of the Grantors, all checks, notes, drafts, money orders, instruments and other evidence of payment relating to the Collateral; and

6.2.3.           in accordance with applicable law, to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Agent.

7.             Representations and Warranties Concerning the Grantors’ Legal Status.  Each Grantor represents and warrants to the Agent as follows: (a) its exact legal name and type of and jurisdiction of organization is set forth in the preamble hereto and (b) the Grantor has not, in the previous five (5) years, had any other name, been any other type of organization, or been organized in any other jurisdiction, other than as set forth in the preamble hereto.

8.             Covenants Concerning the Grantors’ Legal Status.  Each Grantor covenants with the Agent as follows: without providing at least thirty (30) days prior written notice to the Agent, the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one or its type of organization, jurisdiction of organization or other legal structure.

9.             Preservation of Collateral.  Anything herein to the contrary notwithstanding, the Grantors shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantors thereunder.  The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of the Grantors under or pursuant to any such contract or agreement.

10.           No Waiver by Secured Party.  Neither the Agent nor the Sellers shall be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent.  No delay or omission on the part of the Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of the Agent and the Sellers with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

11.           Suretyship Waivers by the Grantors.  Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of any investment, loan or advance made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable.  Each Grantor further waives any and all other suretyship defenses other than payment in full of the Obligations.

12.           Governing Law; Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The Grantors agree that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court.  The Grantors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

13.           Miscellaneous.  The headings of each section of this Agreement are for convenience and shall not define or limit the provisions thereof.  The Agent and the Sellers may assign any or all of their rights and obligations hereunder without the consent of or notice to the Grantors.  The Grantors may not assign any or all of their rights and obligations hereunder, and any purported such assignment will be void ab initio.  This Agreement and all rights and obligations hereunder shall be binding upon the Grantors and their respective successors and assigns, and shall inure to the benefit of the Agent and the Sellers and their successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), but all such counterparts together shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the parties have has caused this Security Agreement to be duly executed as of the date first above written.

AW Solutions, Inc.,

By:	/s/ Lawrence M. Sands
Lawrence M. Sands
Vice President

AW Solutions Puerto Rico, LLC

By:	/s/ Lawrence M. Sands
Lawrence M. Sands
Vice President

/s/ Keith W. Hayter
Keith W. Hayter

/s/ Bobby A. Varma
Bobby A. Varma

/s/ James Partridge
James Partridge

/s/ Emmanuel Poulin
Emmanuel Poulin

/s/ Jeffrey DuBay
Jeffrey DuBay

ACKNOWLEDGEMENT

State of ________________________)

County of_______________________) ss.:

On the ________ day of ______________________ in the year ________ before me, the undersigned, personally appeared____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signatures(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Witness My Hand and Official Seal.

_________________________________
Signature
My Commission expires on _____________